UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 21, 2016

NUANCE COMMUNICATIONS, INC.

(Exact name of registrant as specified in its charter)

Delaware	001-36056	94-3156479
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1 Wayside Road

Burlington, Massachusetts 01803

(Address of Principal Executive Offices)

(Zip Code)

Registrant’s telephone number, including area code: (781) 565-5000

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 1.01	Entry into a Material Definitive Agreement.

On June 21, 2016, Nuance Communications, Inc. (the “Company”) issued $300 million aggregate principal amount of its 6.000% Senior Notes due 2024 (the “Notes”) in the United States to qualified institutional buyers pursuant to Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), and outside the United States to non-U.S. persons pursuant to Regulation S under the Securities Act. The Notes are governed by an Indenture (the “Indenture”), dated as of June 21, 2016, among the Company, the guarantors party thereto and U.S. Bank National Association, as trustee (the “Trustee”).

Certain terms and conditions of the Notes and the Indenture are as follows:

Maturity. The Notes mature on July 1, 2024.

Interest. The Notes accrue interest of 6.000% per year. Interest on the Notes is paid semi-annually on each January 1 and July 1, beginning on January 1, 2017, to holders of record on the immediately preceding June 15 and December 15.

Ranking. The Notes are the unsecured senior obligations of the Company and are guaranteed (the “Guarantees”) on an unsecured senior basis by the Company’s domestic subsidiaries that guarantee its senior credit facility (the “Subsidiary Guarantors”). The Notes and Guarantees rank equally in right of payment with all of the Company’s and the Subsidiary Guarantors’ existing and future unsecured senior debt, including the obligations of the Company and such Subsidiary Guarantor under the Company’s senior credit facility, and rank senior in right of payment to all of the Company’s and the Subsidiary Guarantors’ future unsecured subordinated debt. The Notes and Guarantees effectively rank junior to all secured debt of the Company and the Subsidiary Guarantors to the extent of the value of the collateral securing such debt and to all liabilities, including trade payables, of the Company’s subsidiaries that have not guaranteed the Notes.

Optional Redemption. At any time before July 1, 2019, the Company may redeem all or a portion of the Notes at a redemption price equal to 100% of the aggregate principal amount of the Notes to be redeemed, plus a “make-whole” premium and accrued and unpaid interest to, but excluding, the redemption date. At any time on or after July 1, 2019, the Company may redeem all or a portion of the Notes at certain redemption prices expressed as percentages of the principal amount, plus accrued and unpaid interest to, but excluding, the redemption date. At any time and from time to time before July 1, 2019, the Company may redeem up to 35% of the aggregate outstanding principal amount of the Notes with the net cash proceeds received by the Company from certain equity offerings at a price equal to 106.000%, plus accrued and unpaid interest to, but excluding, the redemption date, provided that the redemption occurs no later than the 120th day after the closing of the related equity offering, and at least 50% of the original aggregate principal amount of the Notes remains outstanding immediately thereafter.

Mandatory Repurchase. Upon the occurrence of certain asset sales or a change in control, the Company must offer to repurchase the Notes at a price equal to 100%, in the case of an asset sale, or 101%, in the case of a change of control, of the principal amount plus accrued and unpaid interest to, but excluding, the repurchase date.

Covenants. The Indenture contains covenants limiting, among other things, the Company’s ability and the ability of the Company’s restricted subsidiaries to:

•	sell assets;

•	pay dividends on the Company’s capital stock;

•	incur additional debt or issue subsidiary preferred stock or stock with a mandatory redemption feature before the maturity of the Notes;

•	create liens or engage in sale and leaseback transactions;

•	consolidate or merge with, or sell substantially all of the Company’s assets to, another person;

•	engage in transactions with affiliates, except on an arm’s-length basis;

•	redeem or repurchase capital stock or prepay or repurchase subordinated debt;

•	make investments and restricted payments; or

•	guarantee the payment of any indebtedness of the Company.

These covenants are subject to a number of important exceptions and qualifications.

Events of Default. The following constitute events of default under the Indenture that could, subject to certain conditions, cause the Notes to become immediately due and payable:

•	a default in payment when due and payable, upon redemption, acceleration or otherwise, of principal of, or premium, if any, on the Notes;

•	default for 30 days or more in the payment when due of interest on or with respect to the Notes;

•	the failure by the Company or any Subsidiary Guarantor for 60 days after receipt of written notice given by the Trustee or the holders of not less than 25% in principal amount of the outstanding Notes to comply with any of its obligations, covenants or agreements (other than a default referred to above) contained in the Indenture or the Notes;

•	default under any indebtedness for money borrowed by the Company or any of its restricted subsidiaries or the payment of which is guaranteed by the Company or any of its restricted subsidiaries, other than indebtedness owed to the Company or a restricted subsidiary, if both: (a) such default either results from the failure to pay any principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such indebtedness at its stated final maturity and results in the holder or holders of such indebtedness causing such indebtedness to become due prior to its stated maturity; and (b) the principal amount of such indebtedness, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregate more than $50.0 million at any one time outstanding;

•	failure by the Company or any significant subsidiary (or group of subsidiaries that would constitute a significant subsidiary) to pay final judgments aggregating in excess of $50.0 million, which final judgments remain unpaid, undischarged and unstayed for a period of more than 60 days after such judgment becomes final, and in the event such judgment is covered by insurance, an enforcement proceeding has been commenced by any creditor upon such judgment or decree which is not promptly stayed;

•	certain events of bankruptcy or insolvency with respect to the Company or any significant subsidiary (or group of subsidiaries that would constitute a significant subsidiary); or

•	the Guarantee of any significant subsidiary (or group of subsidiaries that would constitute a significant subsidiary) shall for any reason cease to be in full force and effect or be declared null and void or any responsible officer of any Guarantor that is a significant subsidiary (or group of subsidiaries that would constitute a significant subsidiary) denies that it has any further liability under its Guarantee or gives notice to such effect, other than by reason of the termination of the Indenture or the release of any such Guarantee in accordance with the Indenture.

A copy of the Indenture, which includes the form of the Notes, is attached hereto as Exhibit 4.1 and is incorporated by reference herein. The foregoing descriptions of the Indenture and the Notes do not purport to be complete and are qualified in their entirety by reference to the Indenture and the Notes.

ITEM 2.03	Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.

The information set forth in Item 1.01 above is incorporated herein by reference.

ITEM 9.01	Financial Statements and Exhibits.

(d) Exhibits.

Exhibit No.	Description

4.1	Indenture, dated as of June 21, 2016, among Nuance Communications, Inc., the guarantors party thereto and U.S. Bank National Association.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

NUANCE COMMUNICATIONS, INC.

Date: June 22, 2016	By:	/s/ Kenneth M. Siegel
Kenneth M. Siegel
Executive Vice President and Chief Legal Officer

EXHIBIT INDEX

Exhibit Number	Exhibit Description

4.1	Indenture, dated as of June 21, 2016, among Nuance Communications, Inc., the guarantors party thereto and U.S. Bank National Association.